                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934



Filed by the Registrant    [X] Filed by Party other than the Registrant      [ ]


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                       INTERACTIVE SYSTEMS WORLDWIDE INC.

                   (f/k/a/ International Sports Wagering Inc.)
         ---------------------------------------------------------------
                (Name of Registrant as specified in its charter)

               Payment of Filing Fee (Check the appropriate box):


                              [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applied:

     --------------------------------------------


2.   Aggregate number of securities to which transaction applies:

     --------------------------------------------


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------

4.   Proposed maximum aggregate value of transaction:

     --------------------------------------------

5.   Total fee paid:

     --------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid:

     --------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

     --------------------------------------------

     3.   Filing Party:

     --------------------------------------------

     4.   Date Filed:

     --------------------------------------------

                       INTERACTIVE SYSTEMS WORLDWIDE INC.

                                 2 Andrews Drive

                         West Paterson, New Jersey 07424

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on February 26, 2002

                         -------------------------------

     TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN to the stockholders of INTERACTIVE SYSTEMS WORLDWIDE INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, NJ 07004, at 11:00 a.m., local time, on February 26, 2002 for the following purposes:

     1. To elect a board of five directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002; and

     3. To transact such other and further business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record of the Company at the close of business on January 25, 2002 are entitled to notice of and to vote at the Meeting or any adjournments thereof. The stock transfer books will not be closed.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 accompanies this notice.


                                             By Order of the Board of Directors,




                                             Barry Mindes
                                             Chairman of the Board of Directors


West Paterson, New Jersey
January 30, 2002


                                RETURN OF PROXIES

     WE HOPE YOU PLAN TO ATTEND THE MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                       INTERACTIVE SYSTEMS WORLDWIDE INC.

                                 PROXY STATEMENT

                                     GENERAL

     The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of INTERACTIVE SYSTEMS WORLDWIDE INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on February 26, 2002 at 11:00 a.m., local time, or at any adjournments thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about January 30, 2002, to all stockholders of record of the Company on January 25, 2002. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

     The management of the Company knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.


                             SOLICITATION OF PROXIES

     The persons named as proxies are Barry Mindes, Chairman of the Board of the Company, and Bernard Albanese, Director, President and Treasurer of the Company. Shares of the Company's common stock, par value $.001 per share ("Common Stock"), represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of specification, the Common Stock will be voted (i) FOR the election of each of the five persons nominated by the Board to serve as directors, (ii) FOR the ratification of the selection of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002 and (iii) in the discretion of the proxies, on any other business which may properly come before the Meeting.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally, by telephone or other means of communication. The Company may also request brokerage houses, banking institutions and other custodians, nominees and fiduciaries, with respect to Common Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on January 25, 2002 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 8,899,045 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by proxy duly authorized in writing. No shares have cumulative voting rights.

     The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the voting power of the issued and outstanding Common Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on the election of directors. To act on all other matters before or to come before the Meeting, the affirmative vote of the majority of the voting power of the issued and outstanding Common Stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on such subject matter will be required.

                               SECURITY OWNERSHIP

     The following table sets forth, as of January 25, 2002, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by
(i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each current director and executive officer of the Company, (iii) each nominee for election as director and (iv) all directors and executive officers as a group. As of January 25, 2002, there were outstanding 8,899,045 shares of the Company's Common Stock. No shares of the Company's Preferred Stock, par value $.001 per share, were outstanding.

Name and Address of Beneficial Owner (1)             Amount and Nature of
                                                   Beneficial Ownership (2)   Percent of Class (3)

Barry Mindes (4)                                          3,023,772                    34.0

Mindes Family Limited Partnership                         1,511,523                    17.0

Bernard Albanese (5)                                        472,419                     5.1

The Marie Albanese Trust, Marie Albanese                    302,304                     3.4
 and Christine Albanese, trustees (6)

Fredric Kupersmith (7)                                       86,696                      *

Janet Mandelker (8)                                          82,661                      *

Harold Rapaport (9)                                         105,322                     1.2

Barry Rubenstein (10)                                       593,000                     6.7

Andrew Harbison (11)                                        201,990                     2.2

All directors and executive officers as a group           3,972,860                    41.3
(6 persons) (12)


* Less than 1%

(1) The address of each beneficial owner identified is c/o Interactive Systems Worldwide Inc., 2 Andrews Drive, West Paterson, NJ 07424, except as indicated in Note 10.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them (see Note 10). A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming that (i) options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised or converted and are outstanding and (ii) 8,899,045 shares of Common Stock are outstanding, before any consideration is given to options, warrants or convertible securities.

(4) Includes 1,511,523 shares held by Mindes Family Limited Partnership, the general partner of which is an entity wholly-owned by Mr. Mindes. Mr. Mindes disclaims beneficial ownership of the shares owned by Mindes Family Limited Partnership to the extent such shares of Common Stock exceed his proportionate interest therein. Does not include shares of Common Stock beneficially owned by Mr. Mindes' daughter, Janet Mandelker, as to which Mr. Mindes disclaims beneficial ownership.

(5) Includes 321,267 shares underlying options held by Mr. Albanese which are exercisable within 60 days of the date hereof.

(6) Marie Albanese and Christine Albanese are the wife and daughter, respectively, of Mr. Albanese. Mr. Albanese disclaims beneficial interest in the shares of Common Stock held in such Trust.

(7) Includes 67,500 shares underlying options held by Mr. Kupersmith which are exercisable within 60 days of the date hereof.

(8) Represents 82,661 shares underlying options held by Ms. Mandelker which are exercisable within 60 days of the date hereof. Does not include any shares held by Mindes Family Limited Partnership. Ms. Mandelker disclaims beneficial interest in shares held by Mindes Family Limited Partnership to the extent such shares exceed her proportionate interest therein.

(9) Includes (i) 76,604 shares underlying options held by Mr. Rapaport which are exercisable within 60 days of the date hereof and (ii) 21,161 shares owned by Rapaport Family Limited Partnership, of which Mr. Rapaport is the General Partner. Mr. Rapaport disclaims beneficial interest in shares held by Rapaport Family Limited Partnership to the extent such shares exceed his proportionate interest therein.

(10) Includes 193,000 shares owned by Woodland Partners, 40,000 shares owned by Brookwood Partners, L.P., 120,000 shares owned by Seneca Ventures and 240,000 shares owned by Woodland Venture Fund. The address for Barry Rubenstein and the investment partnerships of which he or entities controlled by him is general partner is 68 Wheatley Road, Brookville, NY 11545. Woodland Partners is a general partnership, the general partners of which are Barry Rubenstein and Marilyn Rubenstein, his wife. Each general partner shares voting power and dispositive power over the shares owned by Woodland Partners. Brookwood Partners, L.P. is a limited partnership, the general partners of which are Barry Rubenstein and Marilyn Rubenstein, each of whom share voting and dispositive power over the shares owned by Brookwood Partners. L.P. Seneca Ventures and Woodland Venture Fund are each limited partnerships, the general partners of which are Barry Rubenstein and Woodland Services Corp. Barry Rubenstein is the sole shareholder of Woodland Services Corp. Barry Rubenstein and Woodland Services Corp. share voting and dispositive power over the shares owned by Seneca Ventures and Woodland Venture Fund.

(11) Includes 165,714 shares underlying options held by Mr. Harbison which are exercisable within 60 days of the date hereof.

(12) Includes (i) 1,511,523 shares held by Mindes Family Limited Partnership (see Note 4 above), (ii) 21,161 shares held by Rapaport Family Limited Partnership (see Note 9 above) and (iii) an aggregate of 713,746 shares underlying options held by all directors and executive officers as a group which are exercisable within 60 days of the date hereof. Does not include 302,304 shares held by The Marie Albanese Trust (see Note 6 above).


Certain Relationships and Related Transactions

         On January 12, 2000, Barry Rubenstein, investment partnerships in which Mr. Rubenstein or entities controlled by him is general partner and certain other accredited investors (collectively the "Investors") purchased 800,000 shares of the Company's Common Stock (the "Shares"), at a price of $1.25 per share (which was approximately $0.50 per share below the last sales price on the date the transaction was negotiated), a total of $1,000,000, in a private transaction that was not registered under the Securities Act of 1933, as amended ("Act"). The Company also agreed to promptly file a Registration Statement with the Securities and Exchange Commission ("SEC") in order to register the Shares under the Act. A Registration Statement on Form S-3 covering the Shares, and other shares of Common Stock, was filed with the SEC and declared effective on May 5, 2000. The Company believes that it was in the best interests of the Company and its stockholders to enter into this transaction because the proceeds of this transaction plus the Company's existing resources (a) provided the Company with the funds necessary to continue its business and its research and development activities while pursuing negotiation of domestic and international licensing opportunities; and (b) helped the Company in its attempt to meet the Net Tangible Asset requirement for continued listing of the Company's Common Stock on The NASDAQ Small Cap Market.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS


Nominations and Election of Directors

         The Board has nominated Bernard Albanese, Fredric Kupersmith, Barry Mindes, Janet Mandelker and Harold Rapaport (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's 2003 annual meeting of stockholders and until their respective successors have been elected and qualified.

         Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.


     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


Information Covering Nominees

         The following table sets forth the names of the nominees and certain information with regard to each nominee.

      Name                       Age       Position with the Company

      Barry Mindes               70        Chairman of the Board and Secretary

      Bernard Albanese           54        President, Treasurer (Chief Financial
                                           Officer) and Director

      Fredric Kupersmith (1)     68        Director

      Janet Mandelker (1)(2)     34        Director

      Harold Rapaport (1)(2)     79        Director

- ----------
(1)  Member of the Audit Committee
(2)  Member of the Stock Option Committee

         Barry Mindes is the founder of the Company and has served as Chairman of the Board of the Company since inception. Since December 1998, he has also served as Secretary of the Company. From inception through August 1996, he also served as Chief Executive Officer, President and Secretary of the Company, and from inception to July 1995, he also served as Treasurer of the Company. Mr. Mindes founded Systems Enterprises Inc., a predecessor to the Company, in December 1992, and from its inception until its merger with the Company in May 1995, served as its only officer, director and stockholder.

         Bernard Albanese has served as President of the Company since September 1996, as Treasurer since July 1995, as Vice President-Systems from July 1995 until August 1996, and as a director since October 1996. From 1993 to 1995, Mr. Albanese was Vice President--Operations of Advanced Data Systems Inc., a provider of medical-related computer systems, in which position he was responsible for all installation, training and telephone support for an installed base of over 1,000 customers.

         Fredric Kupersmith has served as a director of the Company since October 1996. Since 1977, Mr. Kupersmith has been President of Polsim Consultants Inc., a private company that provides consulting services in communications, computer and television systems. From 1971 to 1992, Mr. Kupersmith held various executive positions at New York City Off-Track Betting Corporation, including Vice President of Computers and Communications Systems.

         Janet Mandelker has served as a director of the Company since July 1995. Since March 1999, she has been pursuing graduate studies. From June 1998 until March 1999, she was an independent consultant. From December 1997 until June 1998, Ms. Mandelker served as a financial analyst with DePuy ACE Medical Company. From October 1996 through November 1997, she was an independent consultant. From 1992 until October 1996, Ms. Mandelker served as Assistant Managing Director of KuwAm Corporation, a private investment firm.

         Harold Rapaport has served as a director of the Company since July 1995. Mr. Rapaport is an electronics, communications and computer executive with over 40 years experience in management, technology and marketing. He is President of Rapaport Associates, management consultants to high technology businesses. From 1982 until 1995, he was Chairman of Control Transaction Corporation, a manufacturer of computer-based point of sale systems. Mr. Rapaport served as Chairman of the Board of RE Harrington Inc. from 1987 to 1996, when it was acquired by Health Plan Services Inc.

         All directors hold their office until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of the Company except that Barry Mindes is the father of Janet Mandelker.


Information Concerning the Board of Directors and Committees

         The business and affairs of the Company are managed by the Board, which met five times and acted by unanimous written consent numerous times during the fiscal year ended September 30, 2001. During such fiscal year, all current directors attended at least 75% of the meetings of the Board and each of the Committees on which they served. The Board maintains two standing committees: the Audit Committee and the Stock Option Committee.

         The Stock Option Committee, consisting of Janet Mandelker and Harold Rapaport, has authority to administer the Company's 1995 and 1996 Stock Option Plans, and in this capacity determines the persons to whom options should be granted under such Plans and the number of options to be granted to such persons. The Stock Option Committee held no meetings during the fiscal year ended September 30, 2001 but acted by unanimous written consent several times during such year.

         The Company does not have a nominating or a compensation committee.

Report of the Audit Committee*

         The Audit Committee, consisting of Fredric Kupersmith, Janet Mandelker and Harold Rapaport, operates pursuant to a written charter (attached as Appendix A to this Proxy Statement) adopted by the Board. The Audit Committee is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes as well as the independent audit of the Company's financial statements by the Company's independent public accountants. The Audit Committee has authority to recommend annually to the Board the engagement of the Company's independent public accountants and to review the independence of the accounting firm, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. A majority of the members of the Audit Committee are independent as defined by the rules of the National Association of Securities Dealers. The Audit Committee met six times during the fiscal year ended September 30, 2001. The Audit Committee (a) reviewed and discussed the audited financial statements with management of the Company (b) discussed the matters required to be discussed by SAS 61, (c) received the written disclosures and letter from Richard A. Eisner & Company, LLP required by Independence Standards Board Standard No. 1 and has discussed with Richard A. Eisner & Company, LLP, the Company's current independent public accountant, its independence and (d) based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission.


                             Respectfully submitted,


                             Fredric Kupersmith
                             Janet Mandelker
                             Harold Rapaport


                      EXECUTIVE OFFICERS AND KEY PERSONNEL

         Set forth below is certain information, as of January 25, 2002, regarding the executive officers and key personnel of the Company.

         Name                Age   Position with the Company
         Barry Mindes        70    Chairman of the Board and Secretary
         Bernard Albanese    54    President, Treasurer (Chief Financial
                                   Officer) and Director
         Andrew Harbison     43    Vice President-Software Development

         Information relating to Mr. Mindes and Mr. Albanese is set forth under "Information Covering Nominees."

         Andrew Harbison has served as Vice President-Software Development of the Company since October 1996. From June 1995 to October 1996, Mr. Harbison served as Manager of Software Development of the Company. From 1993 to 1995, Mr. Harbison served as Vice President of Programming of Infomed Holdings, Inc., in which position he was in charge of the programming and data conversion department consisting of 25 individuals involved in developing computer systems for medical billing, clinical records and managed care systems.

- ----------
* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended September 30, 2001, 2000 and 1999 to Barry Mindes, the Company's Chairman of the Board and principal executive officer, and to each of the most highly compensated executive officers and key personnel, whose annual base salary and bonus compensation exceeded $100,000.


                                             Summary Compensation Table

                                                    Annual                                 Long Term Compensation
                                               Compensation (1)                            ----------------------
                                               ---------------                         Awards                   Payouts
                                                                                       ------                   -------
                                                                                     Securities
        Name and Principal Position                                                  Underlying                All Other
                                          Year       Salary      Bonus                Options                Compensation
                                                       ($)        ($)                   (#)                       ($)
      Barry Mindes                        2001       273,077      -0-                   -0-                       -0-
      Chairman of the Board               2000       212,115      -0-                   -0-                       -0-
                                          1999       166,250      -0-                   -0-                       -0-

      Bernard Albanese                    2001       223,068      -0-                   -0-                       -0-
      President and Treasurer             2000       179,615      -0-                60,000 (2)                   -0-
                                          1999       152,500      -0-                45,000 (2)                   -0-

      Andrew Harbison                     2001       134,615      -0-                   -0-                       -0-
      Vice President-Software             2000       122,923     11,500              24,000 (3)                   -0-
      Development                         1999       112,423     10,000              30,000 (3)                   -0-


- ----------
(1) Excludes personal benefits which did not exceed the lesser $50,000 or 10%, on annual basis, of such person's salary and bonus. No person listed in the Table received benefits or other annual compensation during the years shown that exceeded the lesser of $50,000 or 10% of such person's salary and bonus. (See "Employment Agreements" for a description of the employment agreements between the Company and each of Messrs. Mindes and Albanese, including the benefits payable thereunder.)

(2) On October 12, 1999, Mr. Albanese was granted options to purchase 60,000 shares of Common Stock at an exercise price of $0.69 per share. On December 21, 1998, Mr. Albanese was granted options to purchase 45,000 shares of the Company's Common Stock at an exercise price of $1.41 per share.

(3) On October 12, 1999, Mr. Harbison was granted options to purchase 24,000 shares of the Company's Common Stock at an exercise price of $0.69 per share. On December 21, 1998, Mr. Harbison was granted options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $1.41 per share.

Stock Option Tables

                        Option Grants in Last Fiscal Year

         During the fiscal year ended September 30, 2001, none of Messrs. Mindes, Albanese or Harbison were granted any options to purchase shares of the Company's Common Stock. During such fiscal year, employees, outside directors and consultants were granted options to purchase a total of 124,000 shares of the Company's Common Stock at exercise prices ranging from $0.77 to $2.75 per share (see "Director Compensation").

                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

         The following table sets forth, as of September 30, 2001, information concerning outstanding options to purchase Common Stock held by the executives named below.

                                          Number of Securities Underlying Unexercised        Value of Unexercised
                                                 Options at September 30, 2001              "In-the Money" Options
                                                 -----------------------------              at September 30, 2001(1)
                                                                                            ------------------------
                             Shares       Value
                           Acquired on  Realized
                            Exercise       (2)       Exercisable    Unexercisable     Exercisable    Unexercisable
- --------------------------------------------------------------------------------------------------------------------
Barry Mindes
Chairman of the Board         -0-          -0-           -0-             -0-              -0-             -0-

Bernard Albanese
President and Treasurer       -0-          -0-         291,267          60,000         $981,660        $196,913

Andrew Harbison
Vice President-Software
Development                   -0-          -0-         149,714          28,000         $599,463         $62,325
- --------------------------------------------------------------------------------------------------------------------

- ----------
(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the Common Stock on such date exceeds the exercise price of the option. The last sales price of the securities underlying the options on September 28, 2001, was $4.15 per share.

(2) Value realized is the closing market price of the Common Stock on the date of exercise less the option price, multiplied by the number of shares acquired, or that could be acquired, on exercise.


Employment Agreements

         The Company entered into an employment agreement with Barry Mindes dated as of March 17, 2000, for the period from March 17, 2000 through December 31, 2002, pursuant to which (i) Mr. Mindes receives a base salary of not less than $250,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iv) six weeks of vacation each year; and (v) severance equal to one year's base salary and continuation of fringe benefits at the end of the term of the Agreement. In the event that, during the term (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for "cause" (as defined in the Agreement), or his employment terminates as a result of his death or disability, he or his representative is entitled to continued payment of his base salary and benefits for a period of one year. In addition, in the event of a "change of control" (as defined in the Agreement) of the Company during the term, followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the Agreement), he is entitled to continued payment of base salary and benefits until the end of the term, but not for less than one year. In addition, Mr. Mindes is entitled to payment of such severance if, after a change of control, he elects voluntarily to terminate his employment with the Company. Mr. Mindes is also entitled, at the Company's expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. In addition, in lieu of participating in the health insurance program provided by the Company, Mr. Mindes may elect to participate in other health insurance (including Medicare), in which case the Company shall pay or reimburse him for (i) any deductible or co-payments required to be paid by him, (ii) any medical or hospitalization costs not reimbursed to him by such other health insurance (and/or Medicare) and (iii) the premiums for his existing life insurance policies in the amount of $200,000, provided that the aggregate payment or reimbursement per annum to which he shall be entitled for all of the foregoing during the term of the Agreement shall not exceed $13,400. Mr. Mindes' current base salary is $300,000 per annum.

         The Company entered into an employment agreement with Bernard Albanese dated as of March 17, 2000, for the period from March 17, 2000 through June 30, 2003, pursuant to which (i) Mr. Albanese receives a base salary of not less than $200,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iv) four weeks of vacation each year; and (v) severance equal to one year's base salary in the event (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for "cause" (as defined in the Agreement) or if his employment terminates as a result of his death or disability during the term or after the term but while he continues to be employed by the Company, or (c) upon expiration of the term of the Agreement without the Agreement being renewed or replaced. In addition, in the event of a "change of control" (as defined in the Agreement) of the Company, followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the Agreement), he is entitled to (a) if termination occurs during the term, continued payment of base salary and benefits until the end of the term but not for less than one year, or (b) if termination occurs after the term, but while he is still employed by the Company, payment of one year's base salary and benefits. Mr. Albanese is also entitled, at the Company's expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. The Agreement also provides that if his employment terminates for any reason whatsoever, including his death or disability, other than by the Company for cause or by him voluntarily (other than as permitted by the Agreement), all stock options theretofore granted to him which have not become exercisable shall vest and become exercisable and remain exercisable in accordance with the Company's 1995 and 1996 Stock Option Plans and related stock option agreements. The Agreement also provides that if Mr. Albanese has been employed by the Company for a total of 10 years, he will have the right, in his discretion, to voluntarily retire from the Company and upon such retirement he is entitled to receive continuation of his base salary and benefits for a period of one year. Mr. Albanese's current base salary is $250,000 per annum.

         Each of Messrs. Mindes and Albanese have entered into agreements restricting competitive activities for 12 months following termination of their employment and prohibiting disclosure of confidential information of the Company.


Director Compensation

         Prior to October 1, 1998, outside directors did not receive any cash compensation for their services as members of the Board or Committees of the Board, although they were reimbursed for their out-of-pocket expenses incurred in attending Board and Committee meetings. Effective as of October 1, 1998, the Company paid each outside director $1,000 for each Board meeting attended, up to a maximum of $4,000 per fiscal year. Effective as of October 1, 2000, the Company pays each outside director $12,000 per year, payable quarterly. The Company also periodically grants to outside directors options to purchase Common Stock. During the fiscal year ending September 30, 2001, each of the outside directors was granted options to purchase 24,000 shares of the Company's Common Stock at an exercise price of $0.77 per share, the fair market value on the date of the grant of such options. Each of such outside directors have been granted options in prior fiscal years, all of which have been described in proxy statements previously furnished to the Company's stockholders (see "Security Ownership").

                   PROPOSAL NO. 2 - RATIFICATION OF SELECTION
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         On April 9, 2001, the Board decided to change the Company's independent public accountants. The decision was recommended by the Audit Committee of the Board and was based upon cost considerations resulting from increases in fees proposed by KPMG LLP, the Company's prior independent public accounting firm. KPMG LLP was notified of the Company's decision on April 9, 2001. KPMG LLP had been the Company's independent public accountant since 1996. The audit reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended September 30, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the two fiscal years ended September 30, 2000, and subsequent interim period through April 9, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make a reference in connection with their opinion to the subject matter of the disagreement.

         On April 9, 2001, the Company's Board, based upon the recommendation of the Audit Committee of the Board, engaged the firm of Richard A. Eisner & Company, LLP as its independent public accountants for the fiscal year ended September 30, 2001. Neither the Company nor any person on the Company's behalf, during the two fiscal years ended September 30, 2000 and the subsequent interim periods prior to the engagement of Richard A. Eisner & Company, LLP, consulted with Richard A. Eisner & Company, LLP with regard to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no advice, written or oral, was provided that was an important factor considered by the Company in reaching its decision as to the accounting, auditing or financial reporting issue.

         Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         FEES BILLED TO THE COMPANY BY RICHARD A. EISNER & COMPANY, LLP AND KPMG LLP DURING THE FISCAL YEAR ENDING SEPTEMBER 30, 2001


         Audit Fees:

         Fees billed to the Company by Richard A. Eisner & Company, LLP during the Company's fiscal year ended September 30, 2001 for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-QSB for the periods ended March 31, 2001 and June 30, 2001, totaled $35,000. Fees billed to the Company by KPMG LLP, the Company's prior independent public accountants, during the Company's fiscal year ended September 30, 2001 for review of the Company's financial statements included in the Company's quarterly report on Form 10-QSB for the period ended December 31, 2000, totaled $7,642.


         Financial Information Systems Design and Implementation Fees:

         The Company did not engage Richard A. Eisner & Company, LLP or KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2001.


         All Other Fees:

         The Company did not engage Richard A. Eisner & Company, LLP or KPMG LLP to provide any other non-audit services, including tax related services, during the fiscal year ended September 30, 2001.


     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF RICHARD A. EISNER
      & COMPANY, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying Proxy will vote such Proxy in their discretion.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied with these requirements during the fiscal year ended September 30, 2001.


                                  ANNUAL REPORT

         The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 2001, including financial statements but excluding exhibits, is being furnished herewith to stockholders of record of the Company on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.


                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any stockholder desiring to present proposals to stockholders at the 2003 Annual Meeting of Stockholders of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than October 31, 2002. All such proposals should be in compliance with applicable SEC regulations. If any such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2003 Annual Meeting.


                                   By Order of the Board of Directors



                                   Barry Mindes
                                   Chairman of the Board


A copy of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001, including financial statements and schedules thereto filed with the SEC, is available without charge to stockholders upon written request addressed to Bernard Albanese, Interactive Systems Worldwide Inc., 2 Andrews Drive, West Paterson, New Jersey 07424.

                                                                      Appendix A


                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director shall be deemed to be "independent" if he or she meets the requirement of an "independent director" as defined by the Rules of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD"). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and continue in such capacity until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet periodically during each fiscal year as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4 below).

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

         1. Review and update the Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

         4. Review with financial management and the independent accountants the Form 10-QSB prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.


Independent Accountants

         5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the independent accountants have with the Corporation to determine the accountants' independence, including obtaining from the accountants a written statement delineating any relationships between the accountants and the Corporation consistent with SEC and NASDAQ requirements.

         6. Review the performance of the independent accountants.

         7. Periodically consult with the independent accountants out of the presence of management about internal controls and the accuracy of the organization's financial statements.


Financial Reporting Processes

         8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

         9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         10. Consider and approve, if appropriate, major changes in the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.


Process Improvement

         11. Establish, if appropriate, regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

         12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

Legal Compliance

         15. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

         16. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

         17. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                    2 Andrews Drive, West Paterson, NJ 07424

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 26, 2002


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints BARRY MINDES and BERNARD ALBANESE, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of INTERACTIVE SYSTEMS WORLDWIDE INC. held of record by the undersigned on January 25, 2002, at the Annual Meeting of Stockholders of INTERACTIVE SYSTEMS WORLDWIDE INC., on February 26, 2002 at 11:00 a.m., local time, or at any adjournments thereof.


(1) Election of Directors

|_| FOR all nominees listed below (except as indicated otherwise below)

|_| WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominee's name in the space below.

NOMINEES: Bernard Albanese, Fredric Kupersmith, Janet Mandelker, Barry Mindes and Harold Rapaport

WITHHOLD AUTHORITY FOR THE FOLLOWING NOMINEES:

(2) To ratify the selection of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002.

 FOR        AGAINST        ABSTAIN
 |_|          |_|            |_|

(3) In their discretion, the Proxies are authorized to vote upon such other FOR AGAINST ABSTAIN business as may properly come before the meeting or any adjournments thereof.

 FOR        AGAINST        ABSTAIN
 |_|          |_|            |_|

                              (To be signed below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMTLY USING THE ENCLOSED
ENVELOPE.

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a proxy is given by a corporation, please give your full corporation name and have the proxy signed by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                       Date:                              , 2002
                                            ------------------------------


                                       Stockholder:
                                                   -----------------------------


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly